UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 11, 2021

ALLIED HEALTHCARE PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Registrant’s telephone number, including area code
(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01	AHPI	The NASDAQ Stock Market, LLC

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Allied Healthcare Products, Inc. (the “Company”) was held on November 11, 2021. Proxies were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. There was no solicitation in opposition to management’s nominees for Directors. The voting results are noted below.

ELECTION OF DIRECTORS

All nominees for Directors were elected with the following votes cast:

	For	Withheld	Broker Non-Votes
Susan E. Deuser	1,044,395	66,209	1,149,990
Judith T. Graves	1,044,387	66,217	1,149,990
Joseph F. Ondrus	1,057,034	53,570	1,149,990
Joseph E. Root	1,043,394	63,210	1,153,990
John D. Weil	1,035,535	75,069	1,149,990

Agenda Item 2, concerning the ratification of the appointment of RubinBrown LLP as the Company’s independent registered public accounting firm for fiscal 2022 was approved by the stockholders with the following votes cast:

For	Against	Abstain
2,168,895	88,543	3,155

Agenda Item 3, an advisory (non-binding) vote to approve our executive compensation was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
948,749	152,807	9,048	1,149,991

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

Date: November 12, 2021	By:	/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer